Exhibit 10.1

PREMIUM RESOURCES LTD.
(the “Company”)

Long-Term Incentive Plan

SECTION 1 ESTABLISHMENT AND PURPOSE OF THE PLAN

The Company wishes to establish this long-term incentive plan (“Plan”). The purpose of this Plan is to promote the long-term success of the Company and the creation of shareholder value by: (a) encouraging the attraction and retention of Eligible Persons; (b) encouraging such Eligible Persons to focus on critical long-term objectives; and (c) promoting greater alignment of the interests of such Eligible Persons with the interests of the Company, in each case as applicable to the type of Eligible Person to whom an Award is granted.

This Plan provides for the grant of Restricted Share Units, Deferred Share Units and Options to Eligible Persons, as further described herein.

This Plan and the Restricted Share Units, Deferred Share Units and Options issuable under the Plan are subject to Policy 4.4 – Security Based Compensation of the TSX Venture Exchange (the “Policy”).

This Plan is a “rolling up to 10%” security based compensation plan, as such term is used in the Policy, permitting outstanding Incentive Securities in a maximum aggregate amount that is equal to ten percent (10%) of the issued and outstanding Shares at the date of any Award.

With respect to Reporting Participants, the Plan and all transactions hereunder are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, such provision or action shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Board.

SECTION 2 DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliates” has the meaning given to this term in the Business Corporations Act (Ontario). Notwithstanding the foregoing, to the extent applicable, “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act;

(b)	“Award” means any award of RSUs, DSUs or Options granted under this Plan or any pre-existing equity incentive plan of the Company;

(c)	“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under this Plan;

(d)	“Board” means the board of directors of the Company;

(e)	“Blackout Period” means an interval of time during which the Company has determined that one or more Participants may not trade any securities of the Company because they may be in possession of publicly undisclosed confidential material information pertaining to the Company;

(f)	“Cessation Date” means the effective date on which a Participant ceases to be an Eligible Person for any reason, provided that if the Cessation Date triggers payment of any Award which is “deferred compensation” under Code Section 409A, the Cessation Date shall be the date of the Separation from Service;

(g)	“Change of Control” means the occurrence of any one or more of the following events:

(i)	a reorganization, amalgamation, merger, acquisition or other business combination (or a plan of arrangement in connection with any of the foregoing), other than solely involving the Company and any one or more of its Affiliates, with respect to which all or substantially all of the persons who were the beneficial owners of the Shares and other securities of the Company immediately prior to such reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement do not, following the completion of such reorganization, amalgamation, merger, acquisition, business combination or plan of arrangement, beneficially own, directly or indirectly, more than 50% of the resulting voting rights (on a fully-diluted basis) of the Company or its successor;

(ii)	the sale, exchange or other disposition to a person other than an Affiliate of the Company of all, or substantially all of the Company’s assets;

(iii)	a resolution is adopted to wind-up, dissolve or liquidate the Company;

(iv)	a change in the composition of the Board, which occurs at a single meeting of the shareholders of the Company or upon the execution of a shareholders’ resolution, such that individuals who are members of the Board immediately prior to such meeting or resolution cease to constitute a majority of the Board, without the Board, as constituted immediately prior to such meeting or resolution, having approved of such change; or

(v)	any person, entity or group of persons or entities acting jointly or in concert (an “Acquiror”) acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Company which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or Affiliates of the Acquiror to cast or to direct the casting of 20% or more of the votes attached to all of the Company’s outstanding Voting Securities which may be cast to elect directors of the Company or the successor Company (regardless of whether a meeting has been called to elect directors);

For the purposes of the foregoing, “Voting Securities” means Shares and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities;

Notwithstanding the foregoing provisions of this Subsection 2(g), in the event an Award provides for “deferred compensation” under Code Section 409A, then an event shall not constitute a Change of Control for purposes of such Award unless such event also constitutes a change in the Company’s ownership, its effective control, or the ownership of a substantial portion of its assets within the meaning of Code Section 409A;

(h)	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations and other authoritative guidance promulgated thereunder;

(i)	“Committee” means such committee of the Board performing functions in respect of compensation as may be determined by the Board from time to time;

(j)	“Company” means Premium Resources Ltd., a company incorporated under the Business Corporations Act (Ontario), and any of its successors;

(k)	“Consultant” means a “Consultant” as defined in the Policy, provided that, with respect to U.S. Participants, a “Consultant” means any natural person (or a wholly owned alter ego entity of the natural person providing such services of which such person is an employee, shareholder, or partner), who is not an Employee, rendering bona fide services to the Company or a subsidiary, with compensation, pursuant to a written independent consultant agreement between such person and the Company or a subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities;

(l)	“Deferred Share Unit” or “DSU” means a right to receive on a deferred basis a payment in Shares as provided in Subsection 5.2 hereof or pursuant to any pre-existing DSU plan of the Company, as applicable, and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(m)	“Director” means a “Director” as defined in the Policy, provided that, with respect to U.S. Participants, a “Director” means a director of the Company who is not an Employee (for purposes of U.S. Participants) or a Consultant (for purposes of U.S Participants);

(n)	“Disability” means any disability with respect to a Participant which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Participant from:

(i)	being employed or engaged by the Company, its subsidiaries or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its subsidiaries; or

(ii)	acting as a Director or Officer;

(o)	“Discounted Market Price” means “Discounted Market Price” as defined in Policy 1.1 – Interpretation of the TSX Venture Exchange;

(p)	“DSU Payment Date” has the meaning set out in Subsection 5.2.5;

(q)	“DSU Plan” means the Company’s Deferred Share Unit Plan dated December 26, 2022 as may be amended or restated from time to time;

(r)	“Effective Date” has the meaning set out in Section 8;

(s)	“Election Form” means the form to be completed by a Director specifying the amount of Fees he or she wishes to receive in DSUs under this Plan;

(t)	“Eligible Person” means a Director, Officer, Employee, Management Company Employee or Consultant of the Company or a subsidiary of the Company, or an Eligible Charitable Organization, provided that, with respect to U.S. Participants, an “Eligible Person” means an Employee (for purposes of U.S. Participants), Consultant (for purposes of U.S. Participants), or Director (for purposes of U.S. Participants);

(u)	“Employee” means an “Employee” as defined in the Policy, provided that, with respect to U.S. Participants, an “Employee” mean a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Code Section 3401(c)) of the Company or any subsidiary of the Company; provided, however, in the case of individuals whose employment status, by virtue of their employer or residence, is not determined under Code Section 3401(c), “Employee” shall mean an individual treated as an employee for local payroll tax or employment purposes by the applicable employer under applicable law for the relevant period;

(v)	“Exchange” means the TSX Venture Exchange and, if applicable, any other stock exchange on which the Shares are listed;

(w)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(x)	“Exchange Hold Period” means “Exchange Hold Period” as defined in Policy 1.1 – Interpretation of the TSX Venture Exchange;

(y)	“Extension Period” has the meaning set out in Section 5.3.5;

(z)	“Fees” means the annual board retainer, chair fees, meeting attendance fees or any other fees payable to a Director by the Company;

(aa)	“Grant Date” means, for any Award, the date specified in an Award Agreement as the date on which an Award is granted;

(bb)	“Incentive Securities” means the Options, DSUs and RSUs issuable to any Participant under this Plan or any pre-existing equity incentive plan of the Company;

(cc)	“Incentive Stock Option” means an Option that is designated by the Board as an incentive stock option as described in Code Section 422 and otherwise meets the requirements set forth in the Plan. Incentive Stock Options may only be granted to Participants subject to taxation under the laws of the United States;

(dd)	“Insider” means an “Insider” as defined in Policy 1.1 – Interpretation of the TSX Venture Exchange;

(ee)	“Investor Relations Activities” means “Investor Relations Activities” as defined in Policy 1.1 – Interpretation of the TSX Venture Exchange;

(ff)	“Investor Relations Service Provider” means “Investor Relations Service Provider” as defined in the Policy;

(gg)	“ISO Entity” means any entity that (a) is defined as a corporation under Code Section 7701 and (b) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain and for purposes of clause (b) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Code Section 7701. For purposes of clarity, in no event may any partnership or a limited liability company taxed as a partnership be treated as an ISO Entity;

(hh)	“Management Company Employee” means a “Management Company Employee” as defined in the Policy;

(ii)	“Market Price” of Shares at any Grant Date means the market price per Share as determined by the Board, acting reasonably and in good faith based on the reasonable application of a reasonable valuation method not inconsistent with Code Section 409A or Canadian tax law, as applicable, provided that if the Company is listed on an Exchange, such price shall not be less than the market price determined in accordance with the rules of such Exchange;

(jj)	“Non-Qualified Stock Option” means an Option that is not designated by the Board as an Incentive Stock Option;

(kk)	“Officer” means an “Officer” as defined in the Policy;

(ll)	“Option” means an option (including an Incentive Stock Option) to purchase Shares granted pursuant to, or governed by, this Plan and any pre-existing stock option plan of the Company;

(mm)	“Option Plan” means the Company’s Stock Option Plan dated June 23, 2022 as may be amended or restated from time to time;

(nn)	“Participant” means any Eligible Person to whom Awards are granted;

(oo)	“Participant’s Account” means a notional account maintained for each Participant’s participation in this Plan which will show any Incentive Securities credited to a Participant from time to time;

(pp)	“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or governmental authority or body;

(qq)	“Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

(rr)	“Restriction Period” means the time period between the Grant Date and the Vesting Date of an Award of RSUs specified by the Board in the applicable Award Agreement, which is subject to the requirements of this Plan with respect to vesting;

(ss)	“Restricted Share Unit” or “RSU” means a right awarded to a Participant to receive a payment in Shares as provided in Subsection 5.1 hereof or pursuant to any pre-existing RSU plan of the Company, as applicable, and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(tt)	“Retirement” means retirement from active employment with the Company or a subsidiary of the Company with the consent of an Officer;

(uu)	“RSU Plan” means the Company’s Restricted Share Unit Plan dated August 22, 2024 as may be amended or restated from time to time;

(vv)	“Security Based Compensation” means “Security Based Compensation” as defined in the Policy;

(ww)	“Security Based Compensation Plans” has the meaning set out in Subsection 4.1.1;

(xx)	“Separation from Service” means, with respect to a U.S. Participant, any event that qualifies as a separation from service under Treasury Regulation Section 1.409A-1(h). A U.S. Participant shall be deemed to have separated from service if he or she dies, retires, or otherwise has a termination of employment as defined under Treasury Regulation Section 1.409A-1(h);

(yy)	“Specified Employee” has the meaning set forth in Treasury Regulation Section 1.409A-1(i).

(zz)	“Securities Act” means the Securities Act (British Columbia), as amended from time to time;

(aaa)	“Shares” means the common shares of the Company;

(bbb)	“Trading Day” means any date on which the TSX Venture Exchange (or other Exchange if the Shares are not listed on the TSX Venture Exchange) is open for trading;

(ccc)	“U.S. Participant” means any Participant who is a United States citizen or United States resident alien as defined for purposes of Code Section 7701(b)(1)(A) or for whom an Award is otherwise subject to taxation under the Code;

(ddd)	“Vesting Date” means, for any Award, the date when the Award is fully vested in accordance with the provisions of this Plan and the applicable Award Agreement; and

(eee)	“VWAP” means the volume weighted average trading price of the Shares on the TSX Venture Exchange (or other Exchange if the Shares are not listed on the TSX Venture Exchange) calculated by dividing the total value by the total volume of such securities traded for the five Trading Days immediately preceding the exercise of the subject Option, provided that where appropriate, the TSX Venture Exchange (or other Exchange if the Shares are not listed on the TSX Venture Exchange) may exclude internal crosses and certain other special terms trades from the calculation.

SECTION 3 ADMINISTRATION

3.1	BOARD TO ADMINISTER PLAN. Except as otherwise provided herein, this Plan shall be administered by the Board and the Board shall have full authority to administer this Plan, including the authority to interpret and construe any provision of this Plan and the Award Agreements and to adopt, amend and rescind such rules and regulations and sub-plans and addendums (including sub-plans and addendums for Awards made to Participants who are not resident in Canada) for administering this Plan as the Board may deem necessary in order to comply with the requirements of this Plan. For greater certainty, any sub-plans adopted by the Company must be approved in accordance with the rule and policies of the Exchange.

3.2	DELEGATION TO COMMITTEE. All of the powers exercisable hereunder by the Board may, to the extent permitted by applicable law and as determined by resolution of the Board, be delegated to and exercised by the Committee or such other committee as the Board may determine.

3.3	INTERPRETATION. All actions taken and all interpretations and determinations made or approved by the Board in good faith shall be final and conclusive and shall be binding on the Participants and the Company, subject to any required approval of the Exchange.

3.4	NO LIABILITY. No Director shall be personally liable for any action taken or determination or interpretation made or approved in good faith in connection with this Plan and the Directors shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Company with respect to any such action taken or determination or interpretation made. The appropriate officers of the Company are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of this Plan and of the rules and regulations established for administering this Plan. All costs incurred in connection with this Plan shall be for the account of the Company.

3.5	BOARD/COMMITTEE MEMBERSHIP. Notwithstanding the foregoing, if necessary to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, membership on the Board or the Compensation Committee, as applicable, for any decisions or actions subject to the Exchange Act, shall be limited to those individuals who are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

3.6	DELEGATION TO EMPLOYEES. The day-to-day administration of the Plan may be delegated to such officers and employees of the Company as the Board determines. Notwithstanding the foregoing, to the extent necessary to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act, any function relating to a Reporting Participant shall be performed solely by the Board or, if applicable, the Committee.

SECTION 4 SHARES AVAILABLE FOR AWARDS

4.1	LIMITATIONS ON SHARES AVAILABLE FOR ISSUANCE.

4.1.1	The maximum aggregate number of Shares issuable in respect of all Incentive Securities granted or issued under this Plan and all of the Company’s other previously established or proposed Security Based Compensation plans to which these limitations apply under Exchange policies (collectively, “Security Based Compensation Plans”), at any point in time, shall not exceed ten percent (10%) of the total number of issued and outstanding Shares on a non-diluted basis at such point in time, of which 42,898,647 Shares (the “ISO Limit”) may be delivered pursuant to Incentive Stock Options.

4.1.2	The maximum aggregate number of Shares issuable to any one Consultant in any twelve (12) month period in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed two percent (2%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date.

4.1.3	The maximum aggregate number of Shares issuable to any one Participant in any twelve (12) month period in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed five percent (5%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date, unless the Company has obtained the requisite disinterested shareholder approval pursuant to the Policy.

4.1.4	The maximum aggregate number of Shares issuable to all Insiders (as a group) at any point in time in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed ten percent (10%) of the issued and outstanding Shares on a non-diluted basis at such point in time.

4.1.5	The maximum aggregate number of Shares issuable to all Insiders (as a group) in any twelve (12) month period in respective of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed ten percent (10%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date, unless the Company has obtained the requisite disinterested shareholder approval pursuant to the Policy.

4.1.6	Eligible Persons who are Investor Relations Service Providers may only receive Options as Awards under this Plan if the Shares are listed on the TSX Venture Exchange at the time of issuance or grant, and the maximum aggregate number of Shares issuable to all Investor Relations Service Providers in any twelve (12) month period pursuant to the exercise of Options shall not exceed two percent (2%) of the issued and outstanding Shares on a non-diluted basis on the Grant Date.

4.1.7	Eligible Persons who are Eligible Charitable Organizations may only receive Options as Awards under this Plan if the Shares are listed on the TSX Venture Exchange at the time of issuance or grant, and the maximum aggregate number of Shares issuable to all Eligible Charitable Organizations at any point in time in respect of all Incentive Securities granted or issued under Security Based Compensation Plans shall not exceed one percent (1%) of the issued and outstanding Shares on a non-diluted basis at such point in time. Notwithstanding any other provisions of this Plan, Options granted to Eligible Charitable Organizations will not be included in the other limits set out in this Section 4 or elsewhere in this Plan.

4.2	ACCOUNTING FOR AWARDS. The number of Shares underlying an Award, or to which such Award relates, shall be counted on the Grant Date of such Award against the aggregate number of Shares available for granting or issuing Awards under this Plan. As this Plan is a “rolling up to 10%” Security Based Compensation plan, as such term is used in the Policy, the number of Incentive Securities issuable under this Plan will replenish in an amount equal to the number of Shares issued pursuant to the exercise or vesting, as applicable, of such Incentive Securities at any point in time but in no event shall it increase the ISO Limit set forth herein. Notwithstanding anything herein to the contrary, any Shares related to Awards which have been settled in cash, through Net Exercise, cancelled, surrendered, forfeited, expired or otherwise terminated without the issuance of such Shares shall be available again for granting Awards under this Plan, provided, however, that such Shares shall not increase the ISO Limit set forth herein.

4.3	ADJUSTMENTS FOR SHARE SPLITS AND CONSOLIDATIONS. If the number of outstanding Shares is increased or decreased as a result of a Share split or consolidation, the Board may make appropriate adjustments, in accordance with the terms of this Plan, the policies of the Exchange, and applicable laws, to the number and price (or other basis upon which an Award is measured) of Incentive Securities credited to a Participant; provided that to the extent any Award is made to a U.S. Participant and is subject to Code Section 409A or Section 422, no such adjustments shall be made to the extent the adjustment would violate the requirements of Code Section 409A or Section 422, as applicable. Any determinations by the Board as to the required adjustments shall be made in its sole discretion and all such adjustments shall be conclusive and binding for all purposes under this Plan.

4.4	OTHER ADJUSTMENTS. Any adjustment, other than as noted in Subsection 4.3, to an Award granted or issued under this Plan must be subject to the prior acceptance of the Exchange, including adjustments related to an amalgamation, merger, arrangement, reorganization, recapitalization, spin-off, dividend or other distribution. Any increase in the number of Shares underlying outstanding Awards as a result of the adjustment provisions provided in Subsection 4.3 or 4.4 is subject to compliance with the limits set out in Subsection 4.1 and, if any increase in the number of Shares underlying outstanding Awards as a result of the adjustment provisions provided in Subsection 4.3 or 4.4 would result in any limit set out in Subsection 4.1 being exceeded, then the Company may, if determined by the Board in its sole and unfettered discretion (subject to the prior approval of the Exchanges, if applicable), make payment in cash to the Participant in lieu of increasing the number of Shares underlying outstanding Awards in order to properly reflect any diminution in value of the underlying Shares as a result of the event that triggers the adjustment. Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Code Section 422 shall be counted against the ISO Limit. Any adjustment in Incentive Stock Options under this Subsection 4.4 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Code Section 424(h)(3). Notwithstanding the foregoing, no such adjustment shall be made or authorized with respect to an Award granted to a U.S. Participant to the extent that such adjustment would cause the Plan or any Award to violate Code Section 409A.

4.5	VESTING REQUIREMENT. No Award granted or issued under this Plan, other than Options, may vest before the date that is one (1) year following the date it is granted or issued. Notwithstanding this provision, subject to the approval of the Exchange with respect to Awards held by Investor Relations Service Providers, vesting may be accelerated by the Board in its sole discretion for Awards held by a Participant who dies or who ceases to be an Eligible Person under this Plan in connection with a change of control, take-over bid, reverse takeover or other similar transaction as permitted by section 4.6 of the Policy. All Options granted to Investor Relations Service Providers must vest and become exercisable in stages over a period of not less than twelve (12) months, with no more than one-quarter (1/4) of such Options vesting sooner than three (3) months after the Options were granted and no more than another one-quarter (1/4) of the Options becoming exercisable in any following three (3) month period. With respect to Awards made on the date of an annual shareholders meeting to Directors, the one (1) year vesting period required by this Subsection 4.5 shall be deemed satisfied if such Awards vest on the earlier of the first anniversary of the Grant Date or the first annual shareholders meeting following the Grant Date (provided that it is not less than fifty-two (52) weeks following the Grant Date).

4.6	OPTION PLAN. As of the Effective Date, Options which are outstanding under the Option Plan shall continue to be exercisable and shall be deemed to be governed by and be subject to the terms and conditions of this Plan, except to the extent that the terms of this Plan are more restrictive than the terms of the Option Plan under which such Options were originally granted, in which case the Option Plan shall govern, provided that any Options granted, issued or amended after November 23, 2021 must comply with the Policy (as at November 24, 2021).

4.7	RESALE RESTRICTIONS. All Incentive Securities shall be subject to any applicable resale restrictions pursuant to applicable securities laws. In addition, Incentive Securities and Shares underlying Incentive Securities that are subject to the Exchange Hold Period pursuant to Exchange Policy 1.1 must contain a legend with the Exchange Hold Period commencing on the Grant Date, and the Award Agreement shall contain any applicable resale restriction or Exchange Hold Period.

4.8	BONA FIDE PARTICIPANTS. In respect of Awards granted to Employees, Consultants, Consultant Companies or Management Company Employees, the Company and the Participant is representing herein and in the applicable Award Agreement that the Participant is a bona fide Employee, Consultant, Consultant Company or Management Company Employee, as the case may be, of the Company or a subsidiary of the Company. The execution of an Award Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

SECTION 5. AWARDS

5.1	RESTRICTED SHARE UNITS

5.1.1	ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of RSUs to Eligible Persons. RSUs granted to a Participant shall be credited, as of the Grant Date, to the Participant’s Account. The number of RSUs to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each RSU shall, contingent upon the lapse of any restrictions, represent one (1) Share, unless otherwise specified in the applicable Award Agreement. The number of RSUs granted pursuant to an Award and the Restriction Period in respect of such RSUs shall be specified in the applicable Award Agreement. With respect to any RSUs awarded to a U.S. Participant, the Board shall structure the RSU so as to comply with, or be exempt from, Code Section 409A.

5.1.2	RESTRICTIONS. RSUs shall be subject to such restrictions as the Board, in its sole discretion, may establish in the applicable Award Agreement, which restrictions may lapse separately or in combination at such time or times and on such terms, conditions and satisfaction of objectives as the Board may, in its discretion, determine at the time an Award is granted.

5.1.3	VESTING. All RSUs will vest and become payable by the issuance of Shares at the end of the Restriction Period if all applicable restrictions have lapsed, as such restrictions may be specified in the Award Agreement.

5.1.4	CHANGE OF CONTROL. Unless otherwise determined by the Board, in the event of a Change of Control, all restrictions upon any RSUs shall lapse immediately and all such RSUs shall become fully vested in the Participant and will accrue to the Participant in accordance with Subsection 5.1.9, provided that no acceleration of vesting of RSUs upon a Change of Control can occur prior to the date that is one year from the Grant Date of such RSUs unless the Participant ceases to be an Eligible Person in connection with such Change of Control.

5.1.5	DEATH. Other than as may be set forth in the applicable Award Agreement, upon the death of a Participant, any RSUs granted to such Participant which, prior to the Participant’s death, have not vested, will be immediately and automatically forfeited and cancelled without further action and without any cost or payment, and the Participant or his or her estate, as the case may be, shall have no right, title or interest therein whatsoever. Any RSUs granted to such Participant which, prior to the Participant’s death, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant’s estate in accordance with Subsection 5.1.9 hereof.

5.1.6	TERMINATION OF EMPLOYMENT OR SERVICE.

(a)	Where a Participant’s employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant’s consulting agreement is terminated as a result of the Participant’s breach, all RSUs granted to the Participant under this Plan will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date of termination determined by the Board.

(b)	Where a Participant’s employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination or due to Retirement by the Participant, or where a Participant’s consulting agreement is terminated for a reason other than the Participant’s breach, unless the applicable Award Agreement provides otherwise and subject to the provisions below, all RSUs granted to the Participant under this Plan that have not vested will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date of termination determined by the Board, provided, however, that any RSUs granted to such Participant which, prior to the Participant’s termination without cause, voluntary termination, Retirement or breach of agreement, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

5.1.7	DISABILITY. Where a Participant becomes afflicted by a Disability, all RSUs granted to the Participant under this Plan will continue to vest in accordance with the terms of such RSUs, provided, however, that no RSUs may be redeemed during a leave of absence. Where a Participant’s employment or consulting agreement with the Company or a subsidiary of the Company is terminated due to Disability, unless the applicable Award Agreement provides otherwise and subject to the provisions below, all RSUs granted to the Participant under this Plan that have not vested will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the date of termination determined by the Board, provided, however, that any RSUs granted to such Participant that, prior to the Participant’s termination due to Disability, had vested pursuant to term of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

5.1.8	CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason, any RSUs granted to the Participant under this Plan that have not yet vested will, unless the applicable Award Agreement provides otherwise and subject to the provisions below, immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Cessation Date, provided, however, that any RSUs granted to such Participant which, prior to the Cessation Date for any reason, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Subsection 5.1.9 hereof.

5.1.9	PAYMENT OF AWARD. As soon as practicable after each Vesting Date of an Award of RSUs, and subject to the applicable Award Agreement, the Company shall issue from treasury to the Participant, or if Subsection 5.1.5 applies, to the Participant’s estate, a number of Shares equal to the number of RSUs credited to the Participant’s Account that become payable on the Vesting Date. As of the Vesting Date, the RSUs in respect of which such Shares are issued shall be cancelled and no further payments shall be made to the Participant under this Plan in relation to such RSUs. Such payments shall be made entirely in Shares, unless otherwise provided for in the applicable Award Agreement.

5.1.10	RSU PLAN. As of the Effective Date, RSUs which are outstanding under the RSU Plan shall continue to be exercisable and shall be deemed to be governed by and be subject to the terms and conditions of this Plan, except to the extent that the terms of this Plan are more restrictive than the terms of the RSU Plan under which such RSUs were originally granted, in which case the RSU Plan shall govern, provided that any RSUs granted, issued or amended after November 23, 2021 must comply with the Policy (as at November 24, 2021).

5.2	DEFERRED SHARE UNITS

5.2.1	ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of DSUs to Eligible Persons. DSUs granted to a Participant shall be credited, as of the Grant Date, to the Participant’s Account. The number of DSUs to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each DSU shall, contingent upon the occurrence of the applicable vesting criteria, represent one (1) Share. The number of DSUs granted pursuant to an Award and the vesting criteria in respect of such DSUs shall be specified in the applicable Award Agreement. With respect to any DSUs awarded to a U.S. Participant, the Board shall structure the DSU so as to comply with, or be exempt from, Code Section 409A.

5.2.2	ELECTION BY DIRECTORS. Each Director may elect to receive any part or all of his or her Fees in DSUs under this Plan. Elections by Participants regarding the amount of their Fees that they wish to receive in DSUs shall be made no later than 90 days after this Plan is adopted by the Board, and thereafter no later than December 31 of any given year with respect to Fees for the following year. Any Director who becomes a Participant during a fiscal year and wishes to receive an amount of his or her Fees for the remainder of that year in DSUs must make his or her election within 60 days of becoming a Director.

5.2.3	CALCULATION. In the case of an election by a Director, the number of DSUs to be credited to the Participant’s Account shall be calculated by dividing the amount of Fees selected by an Director in the applicable Election Form by the Market Price on the Grant Date, or if more appropriate, another trading range that best represents the period for which the award was earned (subject to minimum pricing requirements under Exchange policies). If, as a result of the foregoing calculation, a Participant shall become entitled to a fractional DSU, the Participant shall only be credited with a full number of DSUs (rounded down) and no payment or other adjustment will be made with respect to the fractional DSU.

5.2.4	CHANGE OF CONTROL. Unless otherwise determined by the Board, in the event of a Change of Control, all DSUs granted to a Participant shall become fully vested in such Participant and shall become payable to the Participant in accordance with Subsection 5.2.5 hereof, provided that no acceleration of vesting of DSUs upon a Change of Control can occur prior to the date that is one year from the Grant Date of such DSUs unless the Participant ceases to be an Eligible Person in connection with such Change of Control.

5.2.5	PAYMENT OF AWARD. After the effective date that the Participant ceases to be an Eligible Person for any reason or any earlier vesting period(s) as may be set forth in the applicable Award Agreement, each Participant shall be entitled to receive on the DSU Payment Date that number of Shares equal to the number of DSUs credited to the Participant’s Account, such Shares to be issued from treasury of the Company. The aforementioned payment will occur on the date (the “DSU Payment Date”) that is one of two (2) dates designated by the Participant and communicated to the Company by the Participant in writing at least fifteen (15) days prior to the designated day (or such earlier date as the Participant and the Company may agree, which dates shall be no earlier than then ninetieth (90) day following the year of the Cessation Date and no later than the end of the calendar year following the year of the Cessation Date, or any earlier period in which the DSUs vested, as the case may be) and if no such notice is given, then on the first anniversary of the Cessation Date or any earlier period on which the DSUs vested, as the case may be, at the sole discretion of the Participant.

5.2.6	DEATH. Upon death of a Participant, the Participant’s estate shall be entitled to receive, within 120 days after the Participant’s death and at the sole discretion of the Board, such Shares that would have otherwise been payable in accordance with Subsection 5.2.5 hereof to the Participant upon such Participant ceasing to be an Eligible Person.

5.2.7	DSU PLAN. As of the Effective Date, DSUs which are outstanding under the DSU Plan shall continue to be exercisable and shall be deemed to be governed by and be subject to the terms and conditions of this Plan, except to the extent that the terms of this Plan are more restrictive than the terms of the DSU Plan under which such DSUs were originally granted, in which case the DSU Plan shall govern, provided that any DSUs granted, issued or amended after November 23, 2021 must comply with the Policy (as at November 24, 2021).

5.3	OPTIONS

5.3.1	ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Options to Eligible Persons. Options granted to a Participant shall be credited, as of the Grant Date, to the Participant’s Account. The number of Options to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each vested Option shall represent the right to purchase one (1) Share in accordance with its terms and the terms of this Plan. The number of Options granted pursuant to an Award shall be specified in the applicable Award Agreement. Incentive Stock Options shall be granted only to U.S. Participants who are Employees of the Company or any ISO Entity.

5.3.2	EXERCISE PRICE. The exercise price of the Options shall be determined by the Board at the time the Option is granted. Subject to Code Section 409A for U.S. Participants, in no event shall such exercise price be lower than the discounted Market Price permitted by the Exchange, which shall be the Discounted Market Price if the Shares are listed on the TSX Venture Exchange at the time of grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a U.S. Participant who is an Employee of the Company or any ISO Entity who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any, the exercise price per share shall be no less than one hundred ten percent (110%) of the Market Price per share on the Grant Date. The Board shall not reprice any Options granted under this Plan, except in accordance with the rules and policies of the Exchange. For greater certainty, the Company will be required to obtain disinterested shareholder approval in accordance with the Policy in respect of any extension or reduction in the exercise price of Options granted to any Participant if the Participant is an Insider at the time of the proposed reduction or extension. No reduction in the exercise price of Options granted to any U.S. Participant may be made under the Plan.

5.3.3	TIME AND CONDITIONS OF EXERCISE. The Board shall determine the time or times at which an Option may be exercised in whole or in part, provided that the term of any Option granted under this Plan shall not exceed ten years. Notwithstanding the foregoing, in no event shall the term of the Option exceeds five (5) years from the Grant Date in the case of an Incentive Stock Option granted to U.S. Participant who is an Employee of the Company or any ISO Entity who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of Shares of the Company or an ISO Entity. In the case of an Option granted to an Eligible Charitable Organization, such Option must be exercised on or before the earlier of (a) ten years from the Grant Date and (b) the 90th day following the date that the holder ceases to be an Eligible Charitable Organization. The Board shall also determine the vesting, performance and/or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Vesting provisions applied to Options granted to Participants who are Investor Relations Service Providers must be in compliance with Section 4.5.

5.3.4	EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Board’s determinations regarding the exercise price, time and conditions of exercise (including vesting provisions) and such additional provisions as may be specified by the Board.

5.3.5	EXERCISE.

(a)	The exercise of any Option will be contingent upon receipt by the Company of a written notice of exercise in the manner and in the form set forth in the applicable Award Agreement, which written notice shall specify the number of Shares with respect to which the Option is being exercised, and which shall, subject to Subsection 5.3.5 (b), be accompanied by a cheque, bank draft or other method of cash payment as is acceptable to the Company for the full purchase price of such Shares with respect to which the Option is exercised. Certificates for such Shares shall be issued and delivered to the Participant within a reasonable time following the receipt of such notice and payment. Neither the Participants nor their legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares unless and until the certificates for the Shares issuable pursuant to Options under this Plan are issued to such Participants under the terms of this Plan. In the event that the expiry date of an Option falls during a Blackout Period and provided that any extension is structured in a manner that complies with Code Section 409A for U.S. Participants, the expiry date of such Option shall automatically be extended to a date which is ten (10) business days following the end of such Blackout Period (the “Extension Period”), subject to no cease trade order being in place under applicable securities laws; provided that if an additional Blackout Period is subsequently imposed by the Company during the Extension Period, then such Extension Period shall be deemed to commence following the end of such additional Blackout Period to enable the exercise of such Option within ten (10) business days following the end of the last imposed Blackout Period.

(b)	Notwithstanding the foregoing methods of Option exercise, the Committee may, in its sole discretion, permit the exercise of an Option through a net exercise (“Net Exercise”) mechanism, whereby Options, excluding Options held by any Investor Relations Service Provider, are exercised without the Participant making any cash payment so the Company does not receive any cash from the exercise of the subject Options, and instead the Participant receives only the number of underlying Shares that is equal to the quotient obtained by dividing:

(i)	the product of the number of Options being exercised multiplied by the difference between the VWAP of the underlying Shares and the exercise price of the subject Options; by

(ii)	the VWAP of the underlying Shares.

In the event of a Net Exercise, the number of Options exercised, surrendered or converted, and not the number of Shares actually issued by the Company, must be included in calculating the limits set forth in Subsection 4.1.

5.3.6	CHANGE OF CONTROL. In the event of a Change of Control, each outstanding Option, to the extent that it has not otherwise become vested and exercisable, and subject to the applicable Award Agreement, shall automatically become fully and immediately vested and exercisable, without regard to any other applicable vesting requirement, subject to the Policy. For greater certainty, any acceleration of vesting of Options held by a Participant who is a Investor Relations Servicer Provider is subject to prior Exchange acceptance.

5.3.7	DEATH. Where a Participant shall die, any Option held by such Participant at the date of death shall be exercisable in whole or in part only by the person or persons to whom the rights of the Participant under the Option shall pass by the will of the Participant or the laws of descent and distribution for a period of twelve (12) months after the date of death of the Participant or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the date of death of such Participant.

5.3.8	TERMINATION OF EMPLOYMENT OR SERVICE.

(a)	Where a Participant’s employment is terminated by the Company or a subsidiary of the Company for cause, or where a Participant’s consulting agreement is terminated as a result of the Participant’s breach, no Option held by such Participant shall be exercisable from the date of termination determined by the Board.

(b)	Where a Participant’s employment is terminated by the Company or a subsidiary of the Company without cause, by voluntary termination or due to Retirement by the Participant, or where a Participant’s consulting agreement is terminated for a reason other than the Participant’s breach, any Option held by such Participant at such time shall remain exercisable in full at any time, and in part from time to time, for a period of 90 days after the date of termination determined by the Board (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the date of termination determined by the Board) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the date of termination determined by the Board.

(c)	Where a Participant becomes afflicted by a Disability, all Options granted to the Participant under this Plan will continue to vest in accordance with the terms of such Options. Where a Participant’s employment or consulting agreement with the Company or a subsidiary of the Company is terminated due to Disability, unless the applicable Award Agreement provides otherwise and subject to the provisions below, any Option held by such Participant shall remain exercisable for a period of 120 days after the date of termination determined by the Board (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the date of termination determined by the Board) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option at the date of termination determined by the Board.

5.3.9	CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason, any Option held by such Participant at such time shall, subject to the applicable Award Agreement and the provisions below, remain exercisable in full at any time, and in part from time to time, for a period of 90 days after the Cessation Date (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the Cessation Date) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option as of the Cessation Date. Where, in the case of Directors, a Participant becomes afflicted by a Disability, all Options granted to the Participant under this Plan will continue to vest in accordance with the terms of such Options, provided that if a Participant ceases to be a Director due to Disability, subject to the applicable Award Agreement, any Option held by such Participant shall remain exercisable for a period of 120 days after the Cessation Date (subject to any longer period set out in the applicable Award Agreement, which period shall not, in any event, exceed twelve (12) months from the Cessation Date) or prior to the expiration of the Option, whichever is sooner, and then only to the extent that such Participant was entitled to exercise the Option as of the Cessation Date.

5.3.10	INCENTIVE STOCK OPTIONS FOR U.S. PARTICIPANTS.

(a)	No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company within twelve (12) months following the Effective Date and in a manner intended to comply with the shareholder approval requirements of Code Section 422(b)(1), provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Non-Qualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan.

(b)	No Incentive Stock Option may be granted more than ten (10) years from the date the Plan is adopted, or the date the Plan is approved by the shareholders, whichever is earlier.

(c)	Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Shares before the later of (i) two (2) years after the Grant Date of the Incentive Stock Option or (ii) one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Board and in accordance with procedures established by the Board, retain possession, as agent for the applicable Participant, of any Shares acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(d)	To the extent that a Participant has received Incentive Stock Options and that any of the more general language in Subsection 5.3 conflicts with the language in this Subsection 5.3.10, the language of this Subsection 5.3.10 shall be controlling.

5.4	GENERAL TERMS APPLICABLE TO AWARDS

5.4.1	FORFEITURE EVENTS. The Board will specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, fraud, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

5.4.2	AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for any other Award. Awards granted in addition to or in tandem with other Awards, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

5.4.3	NON-TRANSFERABILITY OF AWARDS. No Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company. The Company does not intend to make Awards assignable or transferable, except where required by law or in certain estate proceedings described herein. Under no circumstances may Incentive Stock Option awards be transferred by a Participant.

5.4.4	CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS. The Board may provide that the Shares issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Board in its sole discretion may specify, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law; (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant; (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

5.4.5	SHARE CERTIFICATES. All Shares delivered under this Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under this Plan or the rules , regulations, and other requirements of any securities commission, the Exchange, and any applicable securities legislation, regulations, rules, policies or orders, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

5.4.6	CONFORMITY TO PLAN. In the event that an Award is granted which does not conform in all particulars with the provisions of this Plan, or purports to grant an Award on terms different from those set out in this Plan, the Award shall not be in any way void or invalidated, but the Award shall be adjusted by the Board to become, in all respects, in conformity with this Plan.

5.4.7	RECOUPMENT FOR RESTATEMENTS. Notwithstanding any other language in this Plan to the contrary, the Company may recoup all or any portion of any shares or cash paid to a Participant in connection with an Award, in the event of a restatement of the Company’s financial statements as set forth in the Company’s clawback policy, if any, approved by the Board from time to time.

5.4.8	NO REPRICING OF OPTIONS. The Board may not “reprice” any Option without shareholder approval. For purposes of this Subsection 5.4.8, “reprice” means any of the following or any other action that has the same effect: (a) amending an Option to reduce its exercise price or base price, (b) canceling an Option at a time when its exercise price or base price exceeds the Market Price of a Share in exchange for cash or an Option, award of Restricted Stock or other equity award, or (c) taking any other action that is treated as a repricing under generally accepted accounting principles, provided that nothing in this Subsection 5.4.8 shall prevent the Board or the Committee from making adjustments pursuant to Subsection 4.3 or 4.4.

5.4.9	NO ACCELERATION. With respect to any Award held by a U.S. Participant that is subject to Code Section 409A, the acceleration of the time or schedule of any payment except as provided under the Plan is prohibited, except as provided in or permitted by regulations and administrative guidance promulgated under Code Section 409A.

SECTION 6 AMENDMENT AND TERMINATION

6.1	SHAREHOLDER APPROVAL OF PLAN. This Plan is subject to annual shareholder approval in accordance with the Policy. The initial shareholder approval requirements and related matters are set out in Subsection 8.1 of this Plan.

6.2	AMENDMENTS AND TERMINATION OF THIS PLAN. The Board may at any time or from time to time, in its sole and absolute discretion, amend, suspend, terminate or discontinue this Plan and may amend the terms and conditions of any Awards granted hereunder, subject to (a) any required approval of any applicable regulatory authority or Exchange, and (b) any required approval of shareholders of the Company in accordance with the Policy or applicable law. Without limitation, shareholder approval shall not be required for the following amendments:

6.2.1	amendments to fix typographical errors;

6.2.2	amendments to clarify existing provisions of the Plan that do not have the effect of altering the scope, nature and intent of such provisions; and

6.2.3	amendments that are necessary to comply with applicable law or the requirements of the Exchange.

If this Plan is terminated, Awards granted or issued prior to the date of termination shall remain outstanding and in effect in accordance with their applicable terms and conditions.

6.3	AMENDMENTS TO AWARDS. Subject to compliance with applicable laws and Exchange policies, the Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Board determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, this Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 7 GENERAL PROVISIONS

7.1	NO RIGHTS TO AWARDS. No Eligible Person shall have any claim to be granted any Award under this Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Eligible Persons under this Plan. The terms and conditions of Awards need not be the same with respect to each recipient, subject to compliance with the terms of this Plan and the Policy.

7.2	WITHHOLDING. The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under this Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under this Plan and to take such other action as may be necessary in the opinion of the Company to satisfy statutory withholding obligations for the payment of such taxes. Without in any way limiting the generality of the foregoing, whenever cash is to be paid on the redemption, exercise or vesting of an Award, the Company shall have the right to deduct from all cash payments made to a Participant any taxes required by law to be withheld with respect to such payments. Whenever Shares are to be delivered on the redemption, exercise or vesting of an Award, the Company shall have the right to deduct from any other amounts payable to the Participant any taxes required by law to be withheld with respect to such delivery of Shares, or if any payment due to the Participant is not sufficient to satisfy the withholding obligation, to require the Participant to remit to the Company in cash an amount sufficient to satisfy any taxes required by law to be withheld. At the sole discretion of the Board, a Participant may be permitted to satisfy the foregoing requirement by:

7.2.1	electing to have the Company withhold from delivery Shares having a value equal to the amount of tax required to be withheld, or

7.2.2	delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or a portion of the Shares and to deliver to the Company from the sales proceeds an amount sufficient to pay the required withholding taxes.

For greater certainty, the application of this Section 7.2 to any payment due or transfer made under any Award or under this Plan shall not conflict with the policies of the Exchange that are in effect at the relevant time and the Company will obtain prior Exchange acceptance and/or shareholder approval of any application of this Section 7.2 if required pursuant to such policies.

7.3	NO LIMIT ON OTHER SECURITY-BASED COMPENSATION ARRANGEMENTS. Subject to compliance with the Policy if the Shares are listed on the TSX Venture Exchange and compliance with the applicable limitations set out Section 4.1, nothing contained in this Plan shall prevent the Company or a subsidiary of the Company from adopting or continuing in effect other security-based compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

7.4	NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a Participant from employment, free from any liability, or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement.

7.5	NO RIGHT AS SHAREHOLDER. Neither the Participant nor any representatives of a Participant’s estate shall have any rights whatsoever as shareholders in respect of any Shares covered by such Participant’s Award, until the date of issuance of a share certificate to such Participant or representatives of a Participant’s estate for such Shares.

7.6	CURRENCY. Unless expressly stated otherwise, all dollars amounts in this Plan are in Canadian dollars.

7.7	GOVERNING LAW. This Plan and all of the rights and obligations arising here from shall be interpreted and applied in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

7.8	SEVERABILITY. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

7.9	NO TRUST OR FUND CREATED. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company.

7.10	NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Board shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

7.11	HEADINGS. Headings are given to the Sections and Subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

7.12	NO REPRESENTATION OR WARRANTY. The Company makes no representation or warranty as to the value of any Award granted pursuant to this Plan or as to the future value of any Shares issued pursuant to any Award.

7.13	NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION.

Although the Company may, in its discretion, endeavor to (i) qualify an Award for favourable Canadian tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

7.14	CONFLICT WITH AWARD AGREEMENT. In the event of any inconsistency or conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern for all purposes.

7.15	COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

7.15.1	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

7.15.2	completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 8 EFFECTIVE DATE OF THIS PLAN AND SHAREHOLDER APPROVAL

8.1	EFFECTIVE DATE AND SHAREHOLDER APPROVAL. This Plan shall become effective upon the date (the “Effective Date”) of approval by the Board and will remain subject to shareholder approval and Exchange approval, provided that, if the Company grants or issues Awards under this Plan that it would not otherwise be permitted to grant under its existing Option Plan, RSU Plan or DSU Plan prior to the requisite shareholder approval for this Plan having been obtained, the Company must also obtain specific (and separate) shareholder approval for such grants or issuances. If shareholder approval for this Plan is obtained after the Effective Date, no right under any Award (other than an Option, RSU or DSU which was or could have been granted under the Option Plan, RSU Plan, or DSU Plan, as applicable) that is granted or issued under this Plan prior to such shareholder approval may vest or be exercised, as applicable, before the date of the shareholders’ meeting held to approve this Plan and such grants or issuances (as applicable). The requisite shareholder approvals must be obtained in accordance with the Policy and, if the requisite shareholder approvals are not obtained, this Plan and all Awards granted hereunder (other than Options, RSUs or DSUs which were or could have been granted under the Option Plan, RSU Plan or DSU Plan, as applicable), will terminate.

Approved by the Board of Directors of the Company effective April 24, 2025.

Approved by the shareholders of the Company on June 3, 2025.